Mandalay Media Announces Ticker Symbol Change to "MNDL"

Los Angeles, CA--(November 21, 2007) - In connection with its previously announced name change from Mediavest, Inc. to Mandalay Media, Inc., effective immediately, Mandalay Media’s common stock will be quoted on the OTC Bulletin Board under the new trading symbol (OTCBB: MNDL.OB).

Shareholders are not required to take any action with respect to this change.

About Mandalay Media, Inc. Mandalay Media, Inc. is a development stage company. It intends to complete an asset acquisition, merger, exchange of capital stock, or other business combination with a domestic or foreign business.

Safe Harbor
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about MNDL.  Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of MNDL's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in MNDL’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. MNDL assumes no obligation to update the information contained in this press release.

Contact Info:

Mandalay Media, Inc.
Jim Lefkowitz, 310-601-2500
President
info@mandalaymediainc.com